{GREENE COUNTY BANCSHARES, INC. LOGO}

Contact:                      James E. Adams
Executive Vice President and
Chief Financial Officer
423-278-3050

GREENE COUNTY BANCSHARES DECLARES QUARTERLY
CASH DIVIDEND OF $0.13 PER SHARE

GREENEVILLE, Tenn. (May 15, 2007) - Greene County Bancshares, Inc. (NASDAQ: GCBS) today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.13 per share. The dividend is payable on June 19, 2007, to shareholders of record as of June 6, 2007.

Greeneville, Tennessee-based Greene County Bancshares, Inc., with total assets of approximately $1.8 billion, is the holding company for GreenBank. GreenBank, which traces its origin to 1890, has 49 branches throughout East and Middle Tennessee, one branch each in Bristol, Virginia, and Hot Springs, North Carolina, and a wealth management office in Gallatin, Tennessee. In addition, GreenBank also conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending; and Fairway Title Co., a title insurance company.

Progress of Civitas Acquisition
The Company is holding its annual meeting of shareholders this week on May 16, at which time the Company's shareholders will consider and vote upon, among other things, the Company's proposed acquisition of Civitas BankGroup, Inc. ("Civitas"). All other regulatory approvals required for the effectiveness of the transaction have been received. If the transaction is approved by both the Company's and Civitas shareholders, the Company would expect the merger to be effective on or about May 18, 2007. The Company expects that the process described in the merger agreement for Civitas shareholders to elect the form of consideration will be completed by June 5, 2007. Accordingly, those Civitas shareholders who receive Greene County stock will be shareholders of record on June 6, 2007, and be eligible to receive the dividend declared by the Board of Directors.

This communication is not a solicitatio
Availability of Certain Information
n of a proxy from any security holder of the Company or Civitas. The Company has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the proposed merger of Greene County and Civitas. The Form S-4 contains a joint proxy statement/prospectus and other documents for the respective shareholders' meeting of the Company and Civitas at which time the proposed merger will be considered. The Form S-4 and joint proxy statement/prospectus contain important information about the Company, Civitas, the merger and related matters.

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Greene County Bancshares, Inc. • 100 North Main Street • Greeneville, TN 37743 • (423) 639-5111

Greene County Bancshares Declares Quarterly Dividend
Page
May 15, 2007

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CIVITAS AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to:

Greene County Bancshares, Inc.	Civitas BankGroup, Inc.
100 North Main Street	4 Corporate Centre
Greeneville, TN 37743-4992	810 Crescent Centre Drive, Suite 320
Attention: Chief Financial Officer	Franklin, TN 37067
(423) 639-5111	Attention: Investor Relations
(615) 263-9500

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation
The directors and executive officers of the Company and Civitas may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about the Company's directors and executive officers is contained in the joint proxy statement/prospectus filed by the Company with the SEC on April 20, 2007, which is available on the Company's web site www.greenbankusa.com and at the address provided above. Information about Civitas' directors and executive officers is contained in the Annual report on Form 10-K/A filed by Civitas with the SEC on April 30, 2007, which is available on Civitas' website www.civitasbankgroup.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, is contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC.

Cautionary Statement Regarding Forward Looking Information
Certain matters discussed in this news release relative to the Company's acquisition of Civitas are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties related to the Company's business are discussed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007. The Company undertakes no obligation to update forward-looking statements.

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